Exhibit 99.1

FOR IMMEDIATE RELEASE

INTRICON REPORTS 2009 THIRD-QUARTER RESULTS
Medical Sets Sales Record; Company is Cash Flow Positive

ST. PAUL, Minn. — Oct. 28, 2009 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of body-worn medical and electronics devices, today announced financial results for its 2009 third quarter ended September 30, 2009.

          For the third quarter, the company reported net sales of $14.2 million, versus net sales of $16.1 million for the 2008 third quarter. IntriCon’s 2009 third-quarter net loss was $736,000, or $0.14 per diluted share, compared with net income of $309,000, or $0.06 per diluted share, for the year-ago period. Included in the 2009 third-quarter results were Datrix-related acquisition costs and bank financing charges totaling $532,000, or $0.10 per diluted share.

          For the quarter, the company’s body-worn device segment (hearing health, professional audio communications and medical) has a net loss of $179,000, or $0.03 per diluted share, versus net income of $426,000, or $0.08 per diluted share, for the fiscal 2008 third quarter. IntriCon recorded a small, non-core electronics segment net loss of $25,000, or $0.01 per diluted share, compared to a 2008 third-quarter non-core net loss of $117,000, or $0.02 per diluted share. The costs and charges related to the Datrix transaction were corporate charges not associated with either business segment.

          “Sequentially, we’re making both top- and bottom-line progress,” said Mark S. Gorder, president and chief executive officer of IntriCon. “Revenues increased from the 2009 first and second quarters and we’re narrowing our net loss, excluding transaction costs, quarter-over-quarter. While we’re still seeing order delays due to economic uncertainty and sluggish demand, we continue to make internal adjustments to reduce costs, which we believe allows us to align our business model with the current climate.

          “We are very encouraged by the fact that our medical business recorded its strongest quarter ever, growing 13.7 percent from the year-ago period and 5.0 percent sequentially from the 2009 second quarter. Medical revenues are primarily being driven by glucose monitor sales—a device that we manufacture for a large medical OEM.”

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IntriCon Corporation 2009 Third-Quarter Results
October 28, 2009

          For the nine-month period, IntriCon reported net sales of $41.5 million and a net loss of $2.3 million, or $0.43 per diluted share. Included in the nine-month results were Datrix-related acquisition costs and bank financing charges of $546,000, or $0.10 per diluted share. This compares to 2008 net sales of $50.2 million and net income of $869,000, or $0.16 per diluted share. The 2009 nine-month net loss from the body-worn device segment was $1.4 million, or $0.26 per share, with a non-core net loss of $382,000, or $0.07 per diluted share. For the nine months ended September 30, 2008, core business net income was $1.1 million, or $0.20 per diluted share; the non-core business net loss was $211,000, or $0.04 per diluted share.

          Gross margins in the 2009 third quarter were 20.5 percent, compared to 24.5 percent in the year-ago quarter. The decline was primarily due to lower sales levels. IntriCon continues to execute gross margin improvement initiatives, such as implementing lean Six-Sigma manufacturing principles in its manufacturing facilities.

          After adding back costs associated with the Datrix acquisition, charges related to bank financing, non-cash charges for depreciation, amortization and stock-based compensation expense, the company generated $532,000 in pro-forma net income for the quarter. IntriCon believes that this pro-forma information is helpful in an analysis of its operating results by eliminating the non-recurring and non-cash items noted in the table below. A reconciliation of GAAP basis net loss to pro-forma net income follows:

(in $000s)	Q1 FY09	Q2 FY09	Q3 FY09	YTD

GAAP basis net loss	$(989)	$(598)	$(736)	$(2,323)

Non-recurring acquisition costs	—	14	263	277
Non-recurring debt refinancing costs	—	—	269	269
Depreciation and amortization	616	629	590	1,835
Stock-based compensation	37	135	146	318

Pro-forma net income (loss)	$(336)	$180	$532	$376

          As the table indicates, the company has generated progressively improved results for each of the three quarters of 2009 despite the difficulties posed by the current economic climate. For the nine months ended September 30, 2009, IntriCon posted pro-forma net income of $376,000.

          On a year-to-date basis, IntriCon generated $1.3 million in positive operating cash flow due largely to tight working capital management.

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IntriCon Corporation 2009 Third-Quarter Results
October 28, 2009

Business Update

          As previously reported, the company acquired Datrix, a supplier of patient monitoring devices, with worldwide distribution to leading medical OEMs, on August 14, 2009.

          Said Gorder, “Datrix gives us access to what we believe to be an estimated $80 million cardiac diagnostic monitoring – or CDM – market, with a particular emphasis on the emerging biotelemetry space. Currently, we’re leveraging Datrix’s cardiac monitoring capabilities and incorporating IntriCon’s ultra-low-power wireless technology to develop and launch a new wireless cardiac monitoring device. We are on track to unveil prototypes of our new device at the 2009 American Heart Association Scientific Sessions this November in Orlando.”

          In the biotelemetry arena, IntriCon remains active with strategic partner Advanced Medical Electronics (AME). The company continues to work to develop devices that wirelessly transmit critical diagnostic and therapeutic information. In collaboration with AME, IntriCon has received approvals for grant funding for eight development programs and is in the process of applying for several more.

          In hearing health, patients continue to delay hearing aid purchases, resulting in lower sales levels. Throughout the year the company has experienced sporadic buying patterns and expects this trend to continue for the near future. IntriCon believes the long-term fundamentals for this business are still strong due to the aging population.

          In professional audio communications, the company is seeing initial signs that customers are beginning to re-stock inventories. Additionally, IntriCon remains focused on expanding its security products business by aggressively marketing its technical capabilities. Third-quarter net sales for professional audio communications rose 38 percent and 27 percent, respectively from the 2009 first and second quarters. IntriCon believes this business has stabilized and anticipates flat to modest sequential growth as customers slowly start to replenish product.

          Net sales for the company’s non-core electronics segment declined 23.9 percent from the year-earlier third quarter and 30.3 percent from the prior-year nine months. The company has aggressively reduced costs to properly align expenses with lower revenue levels. In addition to continuing to reduce the cost structure, IntriCon is exploring all strategic options for this segment.

          Concluded Gorder, “For the foreseeable future, we expect a challenging selling environment, particularly in hearing health. We remained focused on expanding our capabilities so that when we emerge from the current economic downturn, IntriCon is poised to capitalize with new and differentiated offerings.”

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IntriCon Corporation 2009 Third-Quarter Results
October 28, 2009

Conference Call Today

As previously announced, the company will hold an investment community conference call today, Wednesday, October 28, 2009, beginning at 4:00 p.m. CT. Mark Gorder, president and chief executive officer, and Scott Longval, chief financial officer, will review third-quarter performance and discuss the company’s strategies. To join the conference call, dial: 1-877-941-0843 (international 1-480-629-9644) and provide the conference identification number 4174661 to the operator.

A replay of the conference call will be available one hour after the call ends through 11:59 p.m. CT on Wednesday, November 4, 2009. To access the replay, dial 1-800-406-7325 (international 1-303-590-3030) and enter access code: 4174661.

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn medical and electronics products. The company is focused on three key markets: medical, hearing health, and professional audio and communications. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Stock Market. For more information about IntriCon, visit www.intricon.com.

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IntriCon Corporation 2009 Third-Quarter Results
October 28, 2009

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “should”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements concerning prospects in the miniature body-worn device arena, new products, strategic alliances, future growth and expansion, market fundamentals, future financial condition and performance, prospects and the positioning of IntriCon to compete in chosen markets and the Company’s planned investments in research and development. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, risks related to the current economic crisis, the risk that IntriCon may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, risks related to the company’s strategic alliances and joint venture, possible non-performance of developing the MPETS product and other technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, the cost and availability of electronic components and commodities for the company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, foreign currency risks arising from the company’s foreign operations, ability to satisfy and maintain compliance with the covenants under the company’s loan facility, the costs and risks associated with research and development investments and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2008. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts
At IntriCon:	At Padilla Speer Beardsley:
Scott Longval, CFO	Matt Sullivan/Marian Briggs
651-604-9526	612-455-1700
slongval@intricon.com	msullivan@psbpr.com / mbriggs@psbpr.com

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IntriCon Corporation 2009 Third-Quarter Results
October 28, 2009

IntriCon Corporation
Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended
	September 30, 2009	September 30, 2008

Sales, net	$14,215,103	$16,091,043

Costs of sales	11,302,977	12,148,438

Gross profit	2,912,126	3,942,605

Operating expenses:
Selling expense	847,689	967,119
General and administrative expense (a)	1,349,309	1,702,938
Research and development expense	799,227	783,518
Total operating expenses	2,996,225	3,453,575

Operating (loss) income	(84,099)	489,030

Interest expense	(386,098)	(165,432)
Equity in (loss) of partnerships	(18,788)	37,309
Other income (expense), net	(239,302)	29,709

(Loss) income before income taxes	(728,287)	390,616
Income tax expense	7,960	81,847

Net (loss) income	$(736,247)	$308,769

Earnings (loss) per share:
Basic	$(0.14)	$0.06
Diluted	$(0.14)	$0.06

Average shares outstanding:
Basic	5,412,100	5,314,760
Diluted	5,412,100	5,452,669

          (a) General and administrative expense includes $146,429 and $132,258 of non-cash stock option expense for the three-month period ended September 30, 2009 and 2008, respectively.

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IntriCon Corporation 2009 Third-Quarter Results
October 28, 2009

IntriCon Corporation
Consolidated Condensed Statements of Operations
(Unaudited)

	Nine Months Ended
	September 30, 2009	September 30, 2008

Sales, net	$41,521,521	$50,207,550

Costs of sales	33,383,151	38,165,838

Gross profit	8,138,370	12,041,712

Operating expenses:
Selling expense	2,477,809	2,948,380
General and administrative expense (a)	4,505,420	5,090,273
Research and development expense	2,466,403	2,438,750
Total operating expenses	9,449,632	10,477,403

Operating (loss) income	(1,311,262)	1,564,309

Interest expense	(635,474)	(547,138)
Equity in (loss) earnings of partnerships	(219,825)	58,875
Other expense, net	(170,993)	(10,041)

(Loss) income before income taxes	(2,337,554)	1,066,005
Income tax (benefit) expense	(14,114)	197,462

Net (loss) income	$(2,323,440)	$868,543

Earnings (loss) per share:
Basic	$(0.43)	$0.16
Diluted	$(0.43)	$0.16
Average shares outstanding:
Basic	5,369,767	5,309,418
Diluted	5,369,767	5,549,926

          (a) General and administrative expense includes $418,167 and $400,379 of non-cash stock option expense for the nine-month period ended September 30, 2009 and 2008, respectively.

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IntriCon Corporation 2009 Third-Quarter Results
October 28, 2009

IntriCon Corporation
Consolidated Condensed Balance Sheets

Assets	September 30, 2009	December 31, 2008
	(unaudited)

Current assets:

Cash	$1,282,200	$249,396

Restricted cash	410,527	385,916

Accounts receivable, less allowance for doubtful accounts of $268,000 at September 30, 2009 and $389,000 at December 31, 2008	7,866,353	9,524,743

Inventories	9,368,195	8,852,028

Refundable income taxes	85,031	27,645

Note receivable from sale of discontinued operations	—	225,000

Other current assets	1,164,661	758,193

Total current assets	20,176,967	20,022,921

Machinery and equipment	38,730 099	38,016,681
Less: accumulated depreciation	31,538,685	30,103,771
Net property, plant and equipment	7,191,414	7,912,910

Goodwill	10,504,939	8,266,438

Investment in partnerships	1,166,949	1,386,774

Other assets, net	1,498,395	1,872,774

Total Assets	$40,538,664	$39,461,817

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IntriCon Corporation 2009 Third-Quarter Results
October 28, 2009

IntriCon Corporation
Consolidated Condensed Balance Sheets

Liabilities and Shareholders’ Equity	September 30, 2009	December 31, 2008
	(unaudited)

Current liabilities:
Checks written in excess of cash	$517,387	$95,082
Current maturities of long-term debt	1,624,288	1,503,762
Accounts payable	4,410,584	3,149,671
Income taxes payable	—	39,997
Deferred gain	110,084	120,478
Short term partnership payable	260,000	260,000
Other accrued liabilities	3,364,833	4,251,707

Total current liabilities	10,287,176	9,420,697

Long-term debt, less current maturities	8,458,156	6,187,923
Other post-retirement benefit obligations	669,849	760,608
Long-term Dynamic Hearing license agreement payable	75,000	525,000
Long-term partnership payable	760,000	760,000
Deferred income taxes	129,273	155,273
Accrued pension liability	562,228	578,388
Deferred gain	632,984	761,456

Total liabilities	21,574,666	19,149,345

Shareholders’ equity:

Common shares, $1 par; 20,000,000 shares authorized; 5,979,428 and 5,858,006 shares issued; 5,463,674 and 5,342,252 outstanding at September 30, 2009 and December 31, 2008, respectively	5,979,428	5,858,006
Additional paid-in capital	14,830,332	14,121,772
Retained earnings (deficit)	(408,107)	1,915,334
Accumulated other comprehensive loss	(172,577)	(317,562)
Less: 515,754 common shares held in treasury, at cost	(1,265,078)	(1,265,078)

Total shareholders’ equity	18,963,998	20,312,472

Total Liabilities and Shareholders’ Equity	$40,538,664	$39,461,817

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